UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 18, 2005 - January 11, 2005
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerr-McGee Center
Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 1.01	Entry into a Material Definitive Agreement.

(a)  On January 11, 2005, the Board of Directors (“Board”) of Kerr-McGee Corporation (“Company”) approved a compensation plan for directors of the Company and approved certain tax reimbursements. The terms of the compensation arrangements are attached hereto as Exhibit 10.1.

(b)  On January 11, 2005, the Executive Compensation Committee of the Board set performance measures under the Annual Incentive Compensation Plan for the 2005 performance year. The measures are attached hereto as Exhibit 10.2.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective January 11, 2005, the Board of the Company amended and restated the Company’s ByLaws. The following is a summary of changes effected by the amended ByLaws.

GENERAL

The amended ByLaws include certain changes for clarification purposes or to be consistent with the Delaware General Corporation Law. In addition, duplicative language has been eliminated, and certain grammatical errors have been corrected.

ARTICLE III - STOCKHOLDERS’ MEETINGS

Annual Meeting of Stockholders. The amended ByLaws provide that the annual stockholders’ meeting shall be held on the date and at the time determined by the Board. The former ByLaws required that such a meeting be held within 150 days after the end of the previous fiscal year.

Stockholder Records. The former ByLaws provided that, in the absence of a record date or the closing of the Company’s stock transfer books, shares of stock transferred within 20 days preceding a vote of stockholders would not be eligible to be voted. This language has been eliminated as unnecessary in light of available technology and the current practice of setting record dates. In addition, language in the former ByLaws regarding the inspection of stockholder lists has been revised in the amended ByLaws to reflect provisions in the currently effective Delaware General Corporation Law.

ARTICLE IV - DIRECTORS

Eligibility. The former ByLaws provided that a person who has passed his 64th birthday and who has not theretofore served as a director of the Company shall not be eligible to be elected a director. This and related language has been eliminated.

Stockholder Records. The former ByLaws provided for the closing of the Company’s stock transfer books in lieu of setting a record date for a stated purpose. This language has been eliminated as unnecessary in light of available technology and the current practice of setting record dates.

ARTICLE V - COMMITTEES

Executive Committee. The amended ByLaws clarify that the Executive Committee, should one be appointed by the Board, shall not have any power required by law to be exercised by the full Board or by a committee comprised entirely of non-management directors.

Members. The amended ByLaws permit one-director committees, which is consistent with Delaware law. The former ByLaws required that at least two directors serve on each committee.

ARTICLE VIII - OFFICERS

President. The amended ByLaws clarify that the Board is not required to elect a President.

ARTICLE X - CHIEF EXECUTIVE OFFICER

Committees. The amended ByLaws eliminate a reference to the Stock Option Committee, which no longer exists, and replaces a reference to the Nominating Committee with a reference to the Corporate Governance and Nominating Committee.

ARTICLE XI - VICE CHAIRMAN OF THE BOARD

Election. The amended ByLaws clarify that the Board is not required to elect a Vice Chairman.

ARTICLE XX - RESERVED

A reference in the former ByLaws to the Directors’ Annual Statement has been eliminated.

ARTICLE XXII - INDEMNIFICATION

The amended ByLaws eliminate the requirement contained in the former Bylaws that the Board must authorize the advancement of expenses. The amended ByLaws also provide that determinations regarding whether directors and officers have met the standard of conduct required by Delaware law for indemnification shall be made by the Board, a Board committee, independent legal counsel or the stockholders and that, in the case of persons who are not directors or officers, such determinations shall be made by the Chief Executive Officer or other designated officers. The former ByLaws required that all determinations regarding whether the standard of conduct has beet met be made by the Board or independent legal counsel selected in accordance with specific criteria. The time for appealing any such determination has been reduced from two years to six months.

The amended ByLaws are attached as Exhibit 3.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: January 18, 2005